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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                               __________________

                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934



Date of Report (Date of earliest event reported):   MARCH 28, 2003
                                                  ------------------


                          HIENERGY TECHNOLOGIES, INC.
                -----------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE           0 - 32093             91-2022980
         ----------          ---------             ----------
       (State or other       (Commission          (I.R.S. Employer
        Jurisdiction         File Number)        Identification No.)
      of incorporation)



      1601 ALTON PARKWAY, UNIT B
          IRVINE, CALIFORNIA                              92606
     ----------------------------------------           ---------
    (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:     949.757.0855
                                                     ------------------



       ---------------------------------------------------------------
        (Former name or former address, if changed since last report)

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ITEM 9.   REGULATION FD DISCLOSURE

Presentation by Dr. Bogdan Castle Maglich

Dr. Bogdan Castle Maglich, Chairman and Chief Scientist, HiEnergy Technologies Inc., Irvine, California will give a speech on the State of Technology at a private luncheon at The New York Yacht Club on March 28.

He plans to tell his invitees of the new technical developments in which the company is involved. These are:

     1. SuperSenzor-Plus. On March 26, 2003, at the request of US Customs, HiEnergy submitted a bid to build a prototype SuperSenzor for the trucks and containers at Mexico-USA border crossings. Currently, several dozen very large gamma-ray detector systems are being used there, each costing $950,000. Gamma rays are much more penetrating than X-rays; they can penetrate 8 ft. wide containers. like X rays, however, gamma rays are chemically blind - they can tell only the shape and density and not the chemical composition of the object irradiated. So, when the gamma scan identifies a suspicious object, the container has to be opened for confirmation. US Customs seeks a 'confirmation' sensor that will work in tandem with the existing gamma ray systems: it will focus on the object, earmarked by gamma rays as suspicious. US Customs seeks a confirmation sensor that can detect not only explosives, drugs and biological agents but also 'Special Nuclear Materials' or SNM. HiEnergy's physicists have designed a novel SNM detection system and integrated it with the 'old' SuperSenzor. The resulting design is called SuperSenzor-Plus.

     2. SuperSenzor for Petroleum QC. On March 19, 2003, at the request of an ExxonMobil R&D Center, HiEnergy submitted a bid to the company to build a prototype SuperSenzor for oil Quality Control. In July 2002, MiniSenzor demonstrated its ability to remotely and through metal container, in a matter of minutes, determine the water content in crude oil (if it is 3% or more, oil cannot be refined). Similarly, it has also demonstrated the ability to identify which crude oil is "sweet". With SuperSenzor, these tasks are projected to be done 10 times faster.

     3. MiniSenzor as detector of filler in Unexploded Ordinance ('UXO'). In a one-day field test for the Department of Defense, held on January 9, 2003, HiEnergy demonstrated its ability to chemically identify the filler in UXO in 15 out of 16 cases.

     4. SuperSenzor for Astrobiology. A scientist/project leader at Jet Propulsion Laboratory, whose research is aimed at investigating if there is life on Mars, has engaged HiEnergy to do relevant tests. The idea is to land a miniature SuperSenzor, possibly the MicroSenzor, on Mars. A series of tests aimed at detecting dead or live cells on or within the rocks have been performed in February 2003. If the results are confirmed with SuperSenzor, the intent is to submit a joint research proposal to NASA.

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     5. MiniSenzor and MicroSenzor measured fat content in ground beef. HiEnergy has reported to the US Department of Agriculture that its tests with both MicroSenzor and MiniSenzor demonstrated the ability to remotely, online and through the wrapping, measure the percentage of fat in hamburger meat in a matter of 10 minutes. Four packs of supermarket ground beef with fat content of 5%, 10%,15% and 25% were irradiated with fast neutrons. The gamma ray signals clearly and consistently showed to be proportionally different. The conclusion is that the fat content can be measured accurately and online by both sensors. Commercial applications are being investigated.

     6. SuperSenzor for Anti-Tank landmine detection. HiEnergy has been asked by the Department of Defense if it would be ready for in-field AT landmine detection tests in June 2003. This would be six months earlier than programmed in the R&D Phase II DOD Contract. We were unable to fix the date, however, because of the uncertainty in the delivery date of the major component of SuperSenzor, the "neutron generator with alpha window" now being manufactured in Colorado.

     7. Project "HoverSenzor". HiEnergy has opened talks with the Department of Defense on its design to install the SuperSenzor for AT landmines (point 6. above) on an unmanned flying vehicle, currently under development by another company. The vehicle would be hovering one foot above a minefield. SuperSenzor may be the only chemically specific system light enough to fit the hovering vehicle.

Proposed Private Offering to Qualified Institutional Buyers

HiEnergy proposes to commence a private offering to qualified institutional buyers of up to 1,000,000 investment units ("Units"), each Unit consisting of two shares of HiEnergy Common Stock plus one Warrant to purchase one additional share of HiEnergy Common Stock for $1.50 and one Warrant to purchase one additional share of HiEnergy Common Stock for $2.50. The Warrants will expire March on 31, 2005. HiEnergy will have the right to call the Warrants prior to expiration if the price of HiEnergy Common Stock remains above $4.00 for a period of ten trading days.

HiEnergy proposes to commence the private offering immediately and to complete the private offering as soon as possible. The purpose of the offering is to raise capital to finance research and development activities and continued operations.

The private offering is part of a $3,000,000 to $5,000,000 offering by HiEnergy that is in addition to the prospective $15,000,000 private offering that Seabury Capital has been retained to conduct and that has not yet commenced.

The securities offered in the private offering will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This description of the proposed private offering is not an offer to sell securities or a solicitation of an offer to buy securities.

The private offering will involve risks to HiEnergy and its existing

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stockholders. The price per share of Common Stock in the offering may differ substantially from the price per share of Common Stock reported on public securities exchanges, resulting in additional shares available for potential sale and a potential dilution of existing stockholders. Investors in the offering could potentially allege a failure to disclose material information in the materials utilized in the offering, or other failure to comply with securities laws, which could potentially resulting in liability on the part of HiEnergy to return the investment by such investors or other liability under securities laws.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HIENERGY TECHNOLOGIES, INC.



  March 28, 2003                 By: /s/  Bogdan C. Maglich
--------------------                -----------------------------------
     (Date)                         Name:  Bogdan C. Maglich
                                           Chief Executive Officer




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